                                   EXHIBIT 11

                             LASERSIGHT INCORPORATED
                        COMPUTATION OF PER SHARE EARNINGS
                   THREE MONTHS ENDED MARCH 31, 1997 AND 1996
                                                                                           1997                 1996
PRIMARY                                                                               ---------------      --------------
  Weighted average shares outstanding                                               8,414,300           7,019,908
  Issuable shares, acquisition of The Farris Group                                    406,700                   -
  Net effect of dilutive stock options and warrants                                         -                   -
                                                                               ---------------      --------------
                                                                                    8,821,000           7,019,908
                                                                               ===============      ==============
  Net loss                                                                          $(648,022)        $(1,231,764)
  Dividends on preferred stock                                                         (9,863)           (129,945)
                                                                               ---------------      --------------
  Adjusted loss                                                                     $(657,885)        $(1,361,709)
                                                                               ===============      ==============

  Primary loss per share                                                               $(0.07)             $(0.19)
                                                                               ===============      ==============
  Additional Primary Calculation:
    Net loss, as adjusted per computation above                                     $(657,885)        $(1,361,709)
                                                                               ===============      ==============
  Additional adjustment to weighted average # of shares:
    Weighted average # of shares as adjusted above                                  8,821,000           7,019,908
    Dilutive effect of contingently issuable shares and stock
      options and warrants                                                            160,000             693,092
                                                                               ---------------      --------------
    Weighted average # of shares, as adjusted                                       8,981,000           7,713,000
                                                                               ===============      ==============
  Primary loss per share, as adjusted                                                  $(0.07) (A)          (0.18) (A)
                                                                               ===============      ==============

FULLY DILUTED
  Weighted average shares outstanding                                               8,414,300           7,019,908
  Issuable shares, acquisition of The Farris Group                                    406,700                   -
  Net effect of dilutive stock options and warrants                                         -                   -
  Convertible preferred stock and dividends payable                                         -                   -
                                                                               ---------------      --------------
                                                                                    8,821,000           7,019,908
                                                                               ===============      ==============
  Net loss                                                                          $(648,022)        $(1,231,764)
  Dividends on preferred stock                                                         (9,863)           (129,945)
                                                                               ---------------      --------------
  Adjusted loss                                                                     $(657,885)        $(1,361,709)
                                                                               ===============      ==============

  Fully diluted loss per share                                                         $(0.07)             $(0.19)
                                                                               ===============      ==============
  Additional Fully Diluted Calculation:
    Net loss, as adjusted per computation above                                     $(657,885)        $(1,361,709)
                                                                               ===============      ==============
  Additional adjustment to weighted average # of shares:
    Weighted average # of shares as adjusted per above                              8,821,000           7,019,908
    Dilutive effect of contingently issuable shares, stock options
      and warrants and convertible preferred stock                                    239,000           1,323,429
                                                                               ---------------      --------------
    Weighted average # of shares, as adjusted                                       9,060,000           8,343,337
                                                                               ===============      ==============
  Fully diluted loss per share, as adjusted                                            $(0.07) (A)         $(0.16) (A)
                                                                               ===============      ==============

 (A) - This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.